UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2011 (June 14, 2011)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2011, ARCA biopharma, Inc. (“ARCA”) and Arista Place, LLC (“Landlord”) entered into a first amendment (the “Amendment”) to the lease agreement dated February 8, 2008 (the “Lease”).

Under the terms of the Amendment, ARCA and Landlord have mutually agreed for ARCA to relocate from its current office suite, which comprises approximately 15,000 square feet, to a suite within the same building, which comprises approximately 4,500 square feet. The Amendment also modifies the annual per square foot rate of rent to $18.25 and allows ARCA to terminate with three months notice. The modifications are expected to result in reduced cash payments for our facilities of approximately $425,000 over the remaining term of the lease. In return for these changes, ARCA has agreed to make a one-time payment to Landlord of $200,000, which Landlord has agreed to use for improvements in the new leased premises. The original five year term of the Lease remains unchanged.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Lease Agreement, signed June 14, 2011, of the Lease dated February 8, 2008, between ARCA biopharma, Inc. and Arista Place, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name: Patrick M. Wheeler
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Lease Agreement, signed June 14, 2011, of the Lease dated February 8, 2008, between ARCA biopharma, Inc. and Arista Place, LLC.